Exhibit 99.1

Connecture, Inc. Finalizes $52 Million Investment Deal with Francisco Partners

The funding includes participation from Chrysalis Ventures and primes Company for continued growth

BROOKFIELD, Wis. — May 2, 2016 — Connecture, Inc. (NASDAQ: CNXR), a provider of web-based information systems used to create health insurance marketplaces, announced today it has finalized the previously announced $52 million investment led by Francisco Partners, a leading global private equity firm. The investment agreement, which provides for an additional investment from existing shareholder Chrysalis Ventures, was executed in March and enables Connecture to boost its financial profile, drive growth opportunities and support ongoing investments in software that benefit the health plan, broker and insurance exchange markets.

“This investment, which represents one of our largest rounds of funding to date, is a significant milestone for Connecture,” said Jeff Surges, CEO of Connecture. “Working alongside Francisco Partners, which has extensive knowledge and experience in healthcare and health information technology, further positions the Company for continued success as we expand our platform capabilities, invest resources to further product innovation and support continued growth through new and existing partnerships with our customers.”

As a customary closing condition, on April 28, 2016, Connecture’s shareholders voted to approve the deal. On May 2, 2016, the Company issued and sold a new class of Series A Convertible Preferred Stock to Francisco Partners and Chrysalis Ventures. In connection with the investment, Ezra Perlman, Co-President of Francisco Partners, has also joined Connecture’s Board of Directors.

Connecture was advised by Raymond James and DLA Piper LLP (US), and Francisco Partners was advised by Kirkland & Ellis LLP.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering. The securities described herein were not registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. Connecture will agree to file one or more registration statements with the Securities and Exchange Commission covering the resale of the shares of Series A preferred stock and the common stock issuable upon conversion the preferred stock.

About Connecture

Connecture (NASDAQ:CNXR) is a leading web-based consumer shopping, enrollment and retention platform for health insurance distribution. Connecture offers a personalized health insurance shopping experience that recommends the best fit insurance plan based on an individual’s preferences, health status, preferred providers, medications and expected out-of-pocket costs. Connecture’s customers are health insurance marketplace operators such as health plans, brokers and exchange operators, who must distribute health insurance in a cost-effective manner to a growing number of insured consumers. Connecture’s solutions automate key functions in the health insurance distribution process, allowing its customers to price and present plan options accurately to consumers and efficiently enroll, renew and manage plan members.

About Francisco Partners

Francisco Partners is a leading global private equity firm, which specializes in investments in technology and technology-enabled services businesses. Since its launch over 15 years ago, Francisco Partners has raised approximately $10 billion in capital and invested in more than 150 technology companies, making it one of the most active and longstanding investors in the technology industry. The firm invests in transaction values ranging from $50 million to over $2 billion, where the firm’s deep sectoral knowledge and operational expertise can help companies realize their full potential.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Connecture’s expectations regarding its fundraising efforts, and Connecture’s strategy, future growth, future financial position, future revenues, prospects, plans and the objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements contained in this press release are based on Connecture’s current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Connecture may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and you should not place undue reliance on Connecture’s forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to (1) Connecture’s ability to manage its growth, including accurately planning and forecasting its financial results and hiring, retaining and motivating employees; (2) the competitive environment for Connecture’s business and the market for Connecture’s solutions; (3) Connecture’s ability to maintain historical contract terms; (4) Connecture’s ability to operate its proprietary software, transition to new platforms and provide innovative and high quality products and services; (5) errors, interruptions or delays in Connecture’s services; (6) breaches of Connecture’s security measures; (7) Connecture’s ability to comply with regulatory requirements; (8) technological and regulatory developments; (9) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (10) the impact and integration of future acquisitions; and (11) other risks and potential factors that could affect Connecture’s business and financial results identified in Connecture’s filings with the Securities and Exchange Commission, including Connecture’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q. The forward-looking statements contained in this press release reflect Connecture’s current views with respect to future events, and Connecture assumes no obligation to update or revise any forward-looking statements except as required by applicable law.

Investor Relations Contact:

Peter Vozzo

Westwicke Partners

443-213-0505

peter.vozzo@westwicke.com

Media Contact:

Carolyn Edwards

ReviveHealth

Ph. 615-760-3681

ce@thinkrevivehealth.com

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